UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 5, 2014

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into Material Definitive Agreement

On May 5, 2014, Pioneer Financial Services, Inc. (the “Company”) entered into the thirty seventh amendment (the “Amendment”) to the Secured Senior Lending Agreement (“SSLA”) with the lenders listed on the SSLA and UMB Bank, N.A. (the “Agent”).  The Amendment deletes and replaces two financial covenants under Section 6.15, including: (1) the Senior Debt/Tangible Net Worth Ratio, where our senior indebtedness is not to exceed three and a half times our tangible net worth as of the latest fiscal quarter end after the effective date; and (2) the Senior Debt/Net Receivable Ratio, where at no time shall our senior indebtedness exceed 70% of our consolidated net finance receivables after the effective date. The Amendment also deletes and replaces Section 5.5 Litigation where, except as previously disclosed in writing to the Agent, the Company affirms there is no threatened or pending legal proceeding against the Company, MidCountry Bank or their guarantors, that if adversely determined, would have a material adverse effect on the Company's financial condition or would otherwise materially adversely affect the Company's ability to perform its obligations under the SSLA.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed the Amendment and the exhibits thereto as exhibits to this current report on Form 8-K.  The Amendment contains a reaffirmation of representations, warranties and covenants by the parties and other factual information about the Company, MidCountry Bank or MidCountry Financial Corp. ("MCFC") or their respective businesses or operations.  The reaffirmations of these representations, warranties covenants and other factual statements: (i) have been made solely for the benefit of the other party or parties to such agreements; (ii) were made only as of the date of such agreements or such other date(s) as expressly set forth in such agreements and are subject to more recent developments, which may not be fully reflected in our public disclosure; (iii) may have been subject to qualifications with respect to materiality, knowledge and other matters, which qualifications modify, qualify and create exceptions to the representations, warranties and covenants in the agreements; (iv) may be qualified by disclosures made to such other party or parties in connection with signing such agreements, which disclosures contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants in such agreements; (v) have been made to reflect the allocation of risk among the parties to such agreements rather than establishing matters as facts; and (vi) may apply materiality standards different from what may be viewed as material to investors.  Accordingly, these representations, warranties, covenants and statements of fact should not be relied upon by investors as they may not describe our actual state of affairs as of May 2, 2014 or as of the date of filing this current report on Form 8-K.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 37 dated May 5, 2014 to Secured Senior Lending Agreement dated as of June 12, 2009, among Pioneer Financial Services, Inc., the listed lenders and UMB Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Joseph B. Freeman	Chief Executive Officer and	May 9, 2014
Joseph B. Freeman	Director (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 37 dated May 5, 2014 to Secured Senior Lending Agreement dated as of June 12, 2009, among Pioneer Financial Services, Inc., the listed lenders and UMB Bank, N.A.